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                                                                     Exhibit 5.1



                     [HOGAN AND HARTSON L.L.P. LETTERHEAD]


                                  May 6, 1999

Board of Directors
ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA 31833

Gentlemen:


           We are acting as counsel to ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (SEC File No. 333-75635) (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission (the "SEC"), relating to the proposed public offering of up to $300,000,000 in aggregate amount of one or more series of the Company's securities which may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed public offering (the "Offering") of up to 6,037,500 shares of the Company's common stock, par value $.01 (the "Shares"), as described in the preliminary Prospectus Supplement dated April 28, 1999 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

           For purposes of this opinion letter, we have examined copies of the following documents:

        1. The Registration Statement.


        2. The Amended and Restated Certificate of Incorporation of the Company, (the "Certificate of Incorporation") as certified by the Secretary of State of the State of Delaware on April 29, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


        3. The Amended and Restated Bylaws of the Company (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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        4. The form of Underwriting Agreement among the Company and Morgan
           Stanley & Co. Incorporated, J.C. Bradford & Co., Credit Suisse First Boston Corporation, First Union Capital Markets Corporation, and NationsBanc Montgomery Securities LLC, as representatives of the underwriters thereunder (the "Underwriting Agreement").

        5. Resolutions of the Board of Directors of the Company adopted at a meeting held on March 25, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the preparation, execution and filing of the Registration Statement and related matters.


        6. Resolutions of the Board of Directors of the Company adopted at a meeting held on April 27, 1999 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the offer, issuance and sale of the Shares and arrangements in connection therewith.


           In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

           This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

           Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Directors of the Company (or a duly appointed pricing committee thereof) approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) the filing with the SEC, pursuant to Rule 424(b) of the Securities Act of 1933, as amended, a final Prospectus Supplement relating to the Offering, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors (or a duly appointed pricing committee thereof), the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

           We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

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           We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement relating to the Offering.
In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.


                                                  Very truly yours,

                                                  /s/ HOGAN & HARTSON L.L.P.

                                                  HOGAN & HARTSON L.L.P.

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